www.validusholdings.com Investor Presentation First Quarter 2017 Validus Holdings, Ltd.

This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward- looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus Holdings, Ltd.’s (“Validus” or the “Company”) risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10- Q and other documents on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-looking Statements 2

• Since its founding in 2005, Validus has expanded its platform to include a U.S. specialty insurer, Lloyd’s syndicate, third party reinsurance asset manager and global reinsurer • The diversified portfolio as measured by gross premium written is comprised of 47% insurance and 53% reinsurance for the 12 months ended March 31, 2017 • Business plan since formation has been to focus on short-tail lines with strategic diversification into select longer-tail classes • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in all 11 years of operation, 2006 through 2016 • Delivered outstanding financial results since 2007 IPO as measured by growth in book value per diluted common share plus accumulated dividends • Active capital management, returning $3.92 billion to investors through repurchases and dividends from Validus’ 2007 IPO through May 3, 2017 Validus – Key Accomplishments 3

Validus Group of Companies • U.S. specialty property and casualty underwriter • Focused on Excess and Surplus Lines in the U.S. and Agriculture with the addition of CRS in 2017 • Pioneer in the binding authority business • 16% of last 12 months GPW as of March 31, 2017 • Investment advisor • Focused on managing capital for third parties and Validus in ILS and other property catastrophe and specialty reinsurance investments • AUM of $2.9 billion(1) as of April 1, 2017 • 10% of last 12 months GPW as of March 31, 2017 • Lloyd’s of London Syndicate • Focused on short-tail specialty lines in the Lloyd’s of London market • Market leader in War & Terror, Energy and Marine Classes • 36% of last 12 months GPW as of March 31, 2017 • Global reinsurer • Focused primarily on treaty reinsurance, including property cat • Specializing in Property CAT XOL, Marine, and Specialty, including Agriculture • 38% of last 12 months GPW as of March 31, 2017 Validus Research – Provides Analytical Support Across All Platforms 1) Assets under management (AUM) of $2.9 billion includes $2.7 billion of third party investment and $0.2 billion of related party investment. • U.S. specialty internal MGA • Writes brokerage and program business on behalf of Talbot and Western World 4

Validus Research - Depth of Resources • Research – Validus Group’s thought leader in catastrophe risk quantification and model development – Post-Doctoral expertise in physical and data sciences including seismology, atmospheric sciences, hydrology, structural engineering, and statistics – Responsibility for the Validus View of Risk – derived from independent research/validation with the agility to reflect latest science and experience in a responsive way • Catastrophe Modeling – Rigorous analyses/investigations of insurance/reinsurance transactions with a heavy focus on exposure data quality – Over 60 years of combined catastrophe modeling experience applying and evolving industry best practice • Software Engineering – Continuous evolution of our core underwriting, portfolio and risk management systems, including the Validus Capital Allocation and Pricing System (VCAPS) 5

- 1,000 2,000 3,000 4,000 5,000 6,000 7,000 U SD M iil lio ns Total shareholders' equity available to Validus AlphaCat AUM Validus Market Footprint of $6.7 Billion USD: Shareholders’ Equity Available to Validus + AlphaCat AUM Acquisition of Talbot 07/02/2007 Validus IPO 07/30/2007 Acquisition of IPC 09/04/2009 Founding of AlphaCat 07/29/2008 Launch of AlphaCat Sidecars 05/23/2011 Acquisition of Longhorn Re 04/25/2013 Launch of AlphaCat Opportunities Fund 01/01/ 2016 Acquisition of Western World 10/02/2014 Acquisition of Flagstone 11/30/2012 Launch of BetaCat Fund 10/01/2014 6 Acquisition of Crop Risk Services 05/01/2017 Launch of AlphaCat Advantage Fund 01/01/2013

Miami Scottsdale London Santiago New York Waterloo Parsippany Hamilton Dubai Singapore Boston Sydney Labuan Zurich Atlanta Decatur Validus Global Operating Platform 7 Global operations with offices in Bermuda, United States, United Kingdom, Australia, Canada, Chile, Malaysia, Singapore, Switzerland and United Arab Emirates

11.5% Compound Annual Growth in Diluted BVPS Plus Accumulated Dividends from Company Formation Through March 31, 2017 Growth in Book Value Per Diluted Share Plus Accumulated Dividends 8 16.93 19.73 24.00 23.78 29.68 32.98 32.28 35.22 36.23 39.65 42.33 44.97 45.88 0.80 1.60 2.48 3.48 4.48 7.68 8.88 10.16 11.56 11.94 16.93 19.73 24.00 24.58 31.28 35.46 35.76 39.70 43.91 48.53 52.49 56.53 57.82 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Diluted BVPS Cumulative Dividends Diluted BVPS plus Accumulated Dividends

9 1) Source: SNL Financial. 2) VR starting point is Pro Forma diluted BVPS at September 30, 2007 of $20.89 as disclosed in the VR IPO Prospectus. 3) Book value per diluted share calculation includes impact of quarterly and special dividends. From VR IPO Through March 31, 2017 Compound Growth in Book Value per Diluted Share Versus Peers 14.3% 14.2% 12.3% 11.0% 10.8% 10.6% 8.6% 5.9% 0.0% 5.0% 10.0% 15.0% 20.0% AWH ACGL RNR VR RE AXS AHL AGII

Validus Common Shareholders’ Equity vs. Selected Peers 10 1) Source: SNL Financial. Peer Comparison – Q1 2017 Common Shareholders’ Equity in $US Billions 8.3 6.7 5.1 4.9 3.8 3.6 2.9 1.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 RE ACGL AXS RNR VR AWH AHL AGII

1) Source: SNL Financial. 2) Peer group includes: AWH, ACGL, AGII, AHL, AXS, RE and RNR. 3) Starting point of chart is January 1, 2007. From VR IPO Through March 31, 2017 Validus Stock Total Return Versus Peers and S&P 500 11 -50.0% -25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% 250.0% 275.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Validus Peers S&P 500

Gross Premium Written of $2.7 Billion – Last 12 months to March 31, 2017 1) $2.7 billion consolidated gross premiums written net of $24.0 million of intersegment eliminations. By Operating SegmentBy Class of Business Validus Mix of Business 12 Validus Re 38% Talbot 36% Western World 16% AlphaCat 10% Specialty 35% Property Cat XOL 23% Other Property 20% Marine 13% Liability 9%

Business Mix Development from 2010 to Today 1) Business mix based on gross premiums written net of intersegment eliminations. 2) All data points are as of December 31, except for 2017 which is for the last 12 months as at March 31, 2017. Mix Shift = More Specialty, Less Cat XOL and Marine 13 23.4% 23.2% 20.7% 16.8% 18.0% 18.8% 20.0% 20.1% 28.1% 27.8% 27.6% 25.9% 21.2% 16.4% 13.0% 13.5% 0.6% 0.7% 0.6% 5.6% 5.4% 6.9% 9.8% 10.0% 26.4% 26.8% 30.0% 23.8% 24.4% 18.4% 13.7% 13.1% 21.5% 21.4% 21.1% 27.8% 28.7% 30.6% 34.7% 34.3% 2.3% 8.8% 8.6% 9.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2010 2011 2012 2013 2014 2015 2016 2017 (2) Other Property Property Cat XOL AlphaCat Marine Specialty Liability

Validus – Growth and Diversification Gross Premiums Written in $US Millions – 2006 to Year to Date (“YTD”) 2017 1) 2014 Gross Premiums Written for Western World cover the time period from the acquisition by Validus on October 2, 2014 through December 31, 2014. 2) The table above excludes inter-segment eliminations. 3) All data points are as of December 31, except for 2017 which is as of March 31. 14 540.8 702.1 687.8 768.1 1,089.4 1,114.5 1,132.0 1,226.7 1,118.5 1,126.8 1,111.1 620.5 286.5 709.0 919.9 981.1 1,014.1 1,078.6 1,091.9 1,101.8 1,018.8 970.7 247.2 11.8 75.7 21.6 131.1 126.8 176.1 270.4 164.9 65.2 278.5 323.2 172.0 $- $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD Validus Re Talbot AlphaCat Western World

Validus - Adapting to Market Demand 1) 2006 was the first full year of operations for Validus. 2) GPW for 2006 is for the full year. GPW for 2017 is for the last 12 months as of March 31, 2017. 3) The acquisition of Crop Risk Services closed on May 1, 2017. Growth and Diversification in VR’s Business Since Inception Reinsurance 100% 2006 GPW(1) $540.8 million 2017 GPW(2) $2,666.8 million • Significant growth in GPW through acquisitions of: – 2007 – Talbot – 2009 – 2012: IPCRe, Flagstone, Longhorn Re – 2014 – Western World – 2017 – Crop Risk Services (3) • Improved portfolio balance in insurance through Talbot and Western World acquisitions • AlphaCat established in 2008 to capitalize on the insurance linked securities market • Access to multiple sources of capital to respond to business opportunities as presented 15 Reinsurance 53% Insurance 47%

Validus Business Mix – Reinsurance and Insurance 1) 2006 was the first full year of operations for Validus. 2) The above table includes inter-segment eliminations. 3) All data points are as of December 31, except for 2017 which is as of March 31. Gross Premiums Written in $US Millions 16 540.8 725.1 778.6 861.4 1,192.4 1,311.3 1,258.8 1,504.6 1,340.9 1,393.4 1,501.1 823.2 - 263.5 583.9 759.8 798.1 813.4 907.6 896.5 1,017.9 1,164.1 1,147.6 367.7 540.8 988.6 1,362.5 1,621.2 1,990.6 2,124.7 2,166.4 2,401.1 2,358.9 2,557.5 2,648.7 1,190.9 - 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD Insurance Reinsurance

Insurance Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) Validus insurance underwriting income includes Western World and Talbot’s direct insurance and facultative reinsurance. 3) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance. 4) RNR is excluded as they are deemed to be all reinsurance. Insurance Underwriting Income in $US Millions: 2012 - 2016 17 396.1 307.8 239.0 189.1 73.0 30.1 (557.5) -400.0 -300.0 -200.0 -100.0 0.0 100.0 200.0 300.0 400.0 500.0 VR AXS ACGL AWH AHL ENH RE

Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) AGII is excluded as they do not disclose underwriting income as insurance / reinsurance. 3) RNR is deemed to be all reinsurance. Underwriting Income in $US Millions: 2012 - 2016 18 3,836.6 2,487.7 1,735.7 1,722.4 1,426.2 1,279.4 991.7 719.3 (557.5) 396.1 239.0 307.8 30.1 73.0 189.1 -500.0 0.0 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 RE RNR VR ACGL AXS ENH AHL AWH Reinsurance Income Insurance Income

Gross premiums written of $1.2 billion (Increase of 169% at Western World) 10.2% ROAE and 8.3% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) ROAE and net operating ROAE calculations are annualized. 83.2% combined ratio (67.2% at Validus Re, 97.9% at Talbot and 109.6% at Western World) Net income available to Validus common shareholders of $94.6 million and diluted EPS of $1.17 Book value per diluted share of $45.88 2.9% growth (including dividends) in Q1 2017 Q1 2017 Financial Results Net operating income available to Validus common shareholders of $76.8 million and diluted operating EPS of $0.95 19

Validus Reinsurance Highlights Gross Premium Written - $1.0 Billion last 12 months to March 31, 2017 Validus Re Overview 1) Validus Re financial information is based on reporting of the Validus Re segment which does not include AlphaCat. 2) YTD figures are as of March 31, 2017. 3) Other Specialty class includes Aerospace & Aviation, Composite, Contingency, Crisis Management, Financial, Life and A&H, Technical Lines, Terrorism, Trade Credit, and Workers' Compensation. Other Property class includes Per Risk XOL and Proportional. Net Underwriting Income in $US Millions • Validus Re formed in October 2005 as the first operating subsidiary of Validus Holdings, Ltd. • Headquartered in Bermuda with overseas offices in Asia, Continental Europe and Latin America • Global provider focused on treaty reinsurance including – Property catastrophe – Marine and energy – Other specialty lines • A.M. Best rating of A (Stable); S&P Rating of A (Stable) 20 277.7 91.5 413.2 240.4 15.5 227.8 443.4 387.0 280.6 267.6 71.8 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD Property Cat XOL 35% Other Property 12% Other Specialty 19% Agriculture 16% Marine 10% Casualty 8%

Validus Reinsurance – Business Mix Development 21 1) All data points are as of December 31, except for 2017 which is for the last 12 months as of March 31, 2017. GPW mix by product line 51.4% 53.0% 52.8% 49.9% 44.6% 37.0% 31.1% 34.5% 20.1% 17.6% 15.3% 10.0% 10.5% 11.2% 11.5% 12.0% 0.3% 0.5% 0.4% 14.4% 13.3% 23.9% 21.9% 16.0% 7.4% 8.1% 8.7% 10.0% 14.5% 13.8% 18.3% 19.5% 20.8% 20.9% 22.7% 15.6% 17.1% 13.5% 9.5% 9.6% 0.6% 7.8% 8.4% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2010 2011 2012 2013 2014 2015 2016 2017 (1) Property - Cat XOL Other Property Agriculture Other Specialty Marine Casualty

AlphaCat Highlights AlphaCat Overview Assets Under Management Expressed in $US Millions 1) AlphaCat financial information is based on reporting of the AlphaCat segment. 2) AlphaCat began operations in 2008, and became a stand alone segment in 2012. Q1 2017 Performance • Generated management fee revenue of $5.3 million • Validus’ share of AlphaCat income of $6.1 million • Investment advisor managing capital for third parties and Validus in ILS and other property catastrophe and specialty reinsurance investments • AlphaCat brand was established in 2008 • In 2011, AlphaCat opened access to external investors • As of April 1, 2017, AlphaCat had $2.9 billion in assets under management 22 1,533.8 2,059.5 2,658.6 346.9 326.6 244.5 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 1-Jan-15 1-Jan-16 1-Apr-17 Third Party Related Party

Talbot Highlights Gross Premium Written - $951.6 Million last 12 months to March 31, 2017 Talbot Overview Net Underwriting Income in $US Millions • Founded in 2001 and acquired by Validus in 2007 • Significant competitive position • Focus is on short-tail business with meaningful market position in targeted classes • By design, Talbot is underweight in Casualty, Casualty Treaty and Property Treaty classes • Strategically placed offices in international hubs – New York, Miami, Santiago, Dubai, Labuan, Sydney and Singapore 1) Talbot financial information is based on reporting of the Talbot segment. 2) YTD 2017 figures are as of March 31, 2017. 3) Energy is Downstream Energy and Power. Other includes Accident & Health and Contingency lines. 23 Marine 26% Property 24%Political Lines 20% Energy 10% Aviation 8% Fin. Lines 6% Other 6% 79.3 45.6 78.7 72.0 10.7 85.3 169.3 108.1 136.4 32.7 4.9 $0.0 $50.0 $100.0 $150.0 $200.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD

24 Talbot - Lloyd’s Market Share By Class of Business 1) Source: Lloyd’s Franchise Board. 2) Percentages are calculated based on 2016 year of account gross premium written. 3) Talbot’s overall market share in Lloyd’s is 2.3% (2.4% in 2015). Key Classes of Business Underweight Classes of Business 0.1% 0.1% 0.1% 0.2% 0.2% 0.3% 0.4% 0.5% 0.5% 0.6% 0.6% 0.7% 0.7% 0.8% 0.8% 0.8% 0.9% 1.2% 1.6% 1.6% 1.8% 1.9% 2.0% 2.1% 2.3% 2.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% Professional Indemnity (US) Directors & Officers (US) Cyber Overseas Motor Property Risk XS Legal Expenses Property D&F (non-US binder) NM General Liability (non-US direct) Livestock & Bloodstock Property D&F (US binder) Personal Accident XL NM General Liability (US direct) Professional Indemnity (non-US) Property Cat XL (Non-US) Employers Liability/ WCA (US) Directors & Officers (non-US) Property Cat XL (US) Medical Expenses Yacht Difference in Conditions Accident & Health (direct) Specie Power Generation Marine XL Energy Onshore Liability Total 2.3% 2.3% 3.0% 3.2% 3.4% 3.5% 3.6% 3.9% 4.0% 4.0% 4.1% 4.3% 4.4% 5.4% 5.5% 5.6% 6.1% 6.1% 6.9% 8.0% 11.9% 13.8% 0% 2% 4% 6% 8% 10% 12% 14% 16% Total Cargo Nuclear Property D&F (US open market) Property D&F (non-US open market) General Aviation Marine Liability Pecuniary Space Marine Hull Financial Institutions (non-US) Energy Offshore Property Airline Political Risks, Credit & Financial Guarantee Energy Offshore Liability Engineering Financial Institutions (US) Aviation Products/ Airport Liabilities BBB/ Crime Terrorism Aviation XL Energy Onshore Property

Western World Highlights Gross Premium Written - $431.3 Million last 12 months to March 31, 2017 Western World Overview 1) Western World financial information is based on reporting of the Western World segment. • Founded in 1964 and acquired by Validus in 2014 • Focused on US small enterprise business - E&S and admitted • Contract Binding has been the historical focus - primarily commercial general liability • Western World Integrated Platform (“WWIP”) is a technological competitive advantage • Validus ownership provides the resources for expansion into short-tail classes of business: – Property: Contract and Brokerage – Flood – Homeowners’ non-admitted • Meaningful strategic changes have already been made: – Expanded relationships with national wholesalers, e.g. Scottsdale office to service Western states – Discontinued lines: Brokerage GL, Commercial Auto and select Programs 25 Property 25% Agriculture 19% Liability 56%

Western World – Class of Business Detail

	Contract Division	Programs	Professional Liability	Property	Specialty
YTD 2017 GPW in $US MM	$65	$7	$7	$9	$84
% of Total	38%	4%	4%	5%	49%
Description	• General & Professional Liability and Property Coverage on small-to-medium size commercial risks offered in 50 states • Distributed through exclusive general agents with binding authority	• General, Professional, Liability, Property and Commercial Auto plans • Distributed through affinity group program administrators • Single-class relationships, generally with 50-state binding authority	• Underwrites larger, more complex accounts • Distributed through select wholesale brokers • Business accepted from 50 states	• Commercial E&S Property Insurance "Middle Market," Catastrophe exposed business • Distributed through select wholesale brokers • Business accepted from 50 states	• Specialty represents agriculture premiums written through a quota-share arrangement between Crop Risk Services ("CRS") and Validus Re Switzerland. On January 30, 2017, the Company announced the acquisition of CRS. The results of that quota-share arrangement have been presented within the Western World segment in anticipation of these premiums being written by Western World upon the closing of the transaction
Coverages	• General & Professional Liability • Property (package and monoline)	• General Liability & Professional • Commercial Auto & APD • Property • Flood	• Professional Liability (Claims Made)	• ISO special, broad and basic causes of loss • Single Peril (Earthquake, Flood, Wind) • Difference in Conditions (DIC) for Earthquake and Flood	
Business Classes	• Manufacturers and Contractors • Owners, Landlords and Tenants • Professional Services / Misc. Malpractice • Spectator Events	• Hospitality & Habitational • Contracted Services • Outdoor / Recreation & Amusement • Professional Services • Residential Flood	• Errors & Omissions • Management Liability • Financial Institutions	• Hotel / Motel • Habitational • Retail • Restaurants • Offices	• Agriculture

VALIDUS

1) Western World financial information is based on reporting of the Western World segment.
2) YTD 2017 figures are as of March 31, 2017.

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Estimated Exposures to Peak Zone Property Catastrophe Losses (Expressed in thousands of U.S. Dollars) Probable Maximum Losses by Zone and Peril Consolidated (Validus Re, Talbot and Western World) Estimated Net Loss Zones Perils 20 year return period 50 year return period 100 year return period 250 year return period Validus Re Net Maximum Zonal Aggregate United States Hurricane 274,105 463,689 718,897 1,029,440 1,993,896 California Earthquake 70,449 211,796 284,597 411,784 1,659,730 Europe Windstorm 86,428 203,012 260,460 444,018 1,260,047 Japan Earthquake 55,154 119,637 217,552 280,422 835,615 Japan Typhoon 68,747 144,820 232,619 266,188 749,615 1:100 year PML equal to 15.3% of quarter end capital, 19.1% of shareholders’ equity available to Validus 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) 1:100 year PML as a % of capital and shareholders’ equity is based on United States Hurricane PML. 3) Validus Re net maximum zonal aggregate includes Validus share of AlphaCat limits, excludes Western World and the limits supported by the Funds at Lloyd’s provided by Validus Re. Transparent Risk Disclosure – April 1, 2017 Portfolio Peak Zone PML 27

Net Probable Maximum Loss (1:100) by Zone and Peril Compared to Total Capitalization Substantial Capital Margin Above Risk Appetites 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) Consolidated (Validus Re, Talbot and Western World) estimated net loss 1:100 year PML as a % of total capitalization and shareholder’s equity available to common shareholders. 3) Total capitalization equals total shareholder's equity less noncontrolling interests plus Senior Notes and Junior Subordinated Deferrable Debentures. 4) All data points are as at January 1, except 2017 which is as at April 1. 1:100 PML Internal Risk Appetite 28 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2012 2013 2014 2015 2016 2017 United States Hurricane California Earthquake Europe Windstorm Japan Earthquake Japan Typhoon

Realistic Disaster Scenarios

Consolidated (Validus Re, Talbot and Western World) Estimated Exposures to Specified Loss Scenarios - As of January 1, 2017
(Expressed in millions of U.S. Dollars, except share and per share information)

Type	Catastrophe Scenarios	Description		Estimated Consolidated (Validus Re and Talbot and Western World) Net Loss	% of latest 12 Months Consolidated Net Premiums Earned
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex	$	207.9	9.2%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged		133.3	5.9%
Marine	Marine collision	Fully laden tanker collides with a cruise vessel in US waters		85.4	3.8%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion		176.8	7.8%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices		69.7	3.1%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval		60.4	2.7%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest		58.1	2.6%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion		90.4	4.0%
Aviation	Aviation collision	Collision of two aircraft over a major city		89.7	4.0%
Satellite	Solar flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit		41.3	1.8%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss		23.6	1.0%
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast		62.1	2.8%
Terrorism	One World Trade Center	Lower Manhattan suffers a 2-tonne conventional bomb blast		19.1	0.8%
Liability	Professional lines	Failure or collapse of a major corporation		28.8	1.3%
Liability	Professional lines	UK pensions mis-selling		14.3	0.6%
Cyber	Major data security breach	Simultaneous cyber-attacks on organizations within one industrial sector; loss of customer data		61.3	2.7%

VALIDUS

1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto.

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Validus – Active Capital Management Expressed in millions of U.S. Dollars 1) Inception to date capital management includes $6.7 million of dividends on preferred shares. 2) Inception to date and YTD 2017 capital management actions of $3.92 billion is through May 3, 2017. Capital Management Inception to Date of $3.92 Billion(1) • On Feb 3, 2015 Validus reset the common share repurchase authorization to $750.0 million • Remaining authorization of $320.0 million • On February 9, 2017 Validus increased the quarterly dividend to $0.38 per share • 2017 YTD capital management of $32.3 million ― Common share dividends of $30.1 million ― Preferred share dividends of $2.2 million Capital Management 30 2,704.4 974.9 230.8 Special Dividend Common Share Dividends Share Repurchases

Managed Investment Portfolio at March 31, 2017 • Total managed investments, cash and cash equivalents and restricted cash of $6.59 billion – Emphasis on the preservation of invested assets – Provision of sufficient liquidity for prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA- • Duration of 2.16 years • Q1 2017 annualized investment yield: 2.27% (Q1 2016: 1.79%) 1) Validus has $9.40 billion total investments, cash and cash equivalents and restricted cash inclusive of investments supporting AlphaCat collateralized business. 31 22.6% 11.0% 9.9% 9.4% 8.6% 7.8% 6.7% 6.0% 4.8% 4.0% 3.5% 3.5% 1.4% 0.5% 0.3% 0% 5% 10% 15% 20% 25% U.S. corporate U.S. Govt. and Agency Agency RMBS Cash Bank loans ABS Other Non-U.S. corporate CMBS Non-U.S. Govt. and Agency Short term State and local Investment affiliates Restricted cash Non-Agency RMBS

Validus Invested Asset Strategy and Performance • In 2014, Validus set out to increase portfolio yield without increasing tail risk. Validus’ Chief Investment Officer worked with our risk and financial modeling teams to establish a new portfolio allocation • Our managed portfolio is conservatively positioned and asset allocation is continually evaluated to balance capital preservation and liquidity needs with reasonable return expectations 32 1.83% 2.02% 1.91% 1.90% 1.79% 2.34% 2.58% 2.25% 2.27% 1.62% 1.80% 1.89% 1.92% 1.91% 1.99% 2.15% 2.24% 2.36% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% Mar-31-15 Jun-30-15 Sep-30-15 Dec-31-15 Mar-31-16 Jun-30-16 Sep-30-16 Dec-31-16 Mar-31-17 Quarter Annualized Yield Rolling 4-Quarter Annualized Yield

Validus Loss Reserves at March 31, 2017 • Gross reserves for losses and loss expenses of $3.05 billion • $2.60 billion net of reinsurance • No notable losses in Q1 2017 • Q1 2017 non-notable loss of $20.8 million • Favorable reserve development during Q1 2017: – Validus Re: $28.8 million – AlphaCat: $3.4 million – Talbot: $28.8 million – Western World: $0.2 million Net Favorable Reserve Development Expressed in $US Millions Validus Gross Reserve Mix 1) Q1 non-notable loss relates to Validus’ share of net losses and loss expenses inclusive of reinstatement premiums. 2) Notable loss events are loss events which aggregate to over $30.0 million on a consolidated basis. Non-notable loss events are loss events which aggregate to over $15.0 million but less than $30.0 million on a consolidated basis. 33 Case Reserves 40% IBNR Reserves 60% 253.9 201.8 56.3 32.6 41.5 50.6 52.2 14.4 6.5 20.3 5.3 10.6 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2015 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Non-event Event

96.7 47.2 44.8 37.8 3.2 49.3 (10.4) (8.5) (5.6) (1.9) 29.0 89.9 67.5 30.1 20.3 - 95.9 83.3 58.3 19.4 - 72.1 91.1 41.2 - 94.4 43.3 - 90.7 175.0 222.6 259.2 306.1 216.2 -$15.0 $35.0 $85.0 $135.0 $185.0 $235.0 $285.0 $335.0 2012 2013 2014 2015 2016 Before 2010 2010 2011 2012 2013 2014 2015 Development of Prior Period Loss Reserves by Accident Year Development of Prior Period Loss Reserves in $US Millions – 2012 to 2016 34

• Global insurance and reinsurance business • Size and scale to compete effectively in targeted markets • Four distinct yet complementary operating segments • Focused on short-tail lines with strategic diversification into select longer-tail classes • Profitable in all 11 years of operation • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Continue to be Well Positioned for 2017 and Beyond 35

CRS Appendix Validus Holdings, Ltd. First Quarter 2017

Overview of CRS Acquisition Transaction Terms • On May 1, 2017 Validus acquired Crop Risk Services (“CRS”) from Archer Daniels Midland Company (“ADM”) • Under the terms of the transaction, ADM received $127.5 million in cash, subject to certain working capital and balance sheet adjustments, in exchange for 100% of the outstanding stock of CRS Other Transaction Details • CRS will operate as part of the Western World Insurance Group • Validus acquired only the managing general agent; all risk-bearing entities to remain at ADM • Stratford Insurance Company, a Western World subsidiary, will act as the Standard Reinsurance Agreement (“SRA”) holder and Approved Insurance Provider (“AIP”) 37 Marketing Service Agreement • The transaction included a seven year marketing services agreement under which ADM and Validus will continue to work together to offer a full range of insurance and farm products and services to CRS customers

Crop Risk Services Profile

Company Overview

- First established in 1982 as ASI Agriserve Inc. ("ASI")
- In 2010, ADM acquired 100% of the shares of ASI and the company became ADM Crop Risk Services
- Primary crop insurance general agent headquartered in Decatur, IL with over 400 employees
- 86% of gross premiums written ("GPW") is multi-peril crop insurance ("MPCI") and 14% private crop insurance products
- Total 2016 GPW of $555.0 million

Geography Mix RY 2016(2)



IL 13%
TX 12%
MN 7%
WI 7%
ND 6%
IN 6%
SD 5%
OH 5%
OK 5%
AR 4%
KS 4%
NE 4%
Other 20%

Crop Mix RY 2016(2)



Corn 48%
Soybean 23%
Wheat 10%
Cotton 7%
Other 12%

Key Highlights

- #9 ranked U.S. crop writer with 4.5% market share
- Scaled business with 1,170 agents across 36 states
- Successful joint marketing partnership with ADM grain division
- Strong value proposition for farmers and knowledge of their needs
- Strong management team with significant experience and relationships in the crop industry
- Operational excellence in claims, marketing and origination
- Leading technology, data and analytics integration to improve service and efficiency

VALIDUS

1) RY represents Reinsurance Year.
2) Mix figures represent MPCI for RY2016, source ADM CRS Management.
3) CRS #9 US crop writer ranking and market share data represents RY2015, source National Crop Insurance Services.

38

Acquisition Enhances Presence in U.S. Specialty Primary Lines By Product / Class By Insurance / Reinsurance Year Ended 2016 Standalone GPW: $2,649 million Year Ended 2016 Pro Forma GPW: $3,204 million By Operating Segment 1) Note: Financial information in pie charts represent year ended (“YE”) 2016 gross premiums written (“GPW’) data. CRS gross premiums written represents RY2016, source ADM CRS Management. Pro Forma Business Mix Current Business Mix 39 Agriculture 9% Specialty 26% Property Cat XOL 23% Marine 14% Other Property 20% Liability 8% Agriculture 25% Specialty 21% Property Cat XOL 19% Marine 12% Other Property 16% Liability 7% Reinsurance 57% Insurance 43% Reinsurance 47% Insurance 53% Validus Re 41% Talbot 37% Western World 12% AlphaCat 10% Validus Re 34% Talbot 30% Western World 27% AlphaCat 9%

Transaction Rationale 40 • Primary crop insurance complements Validus’ existing re/insurance portfolio • Expands Validus presence in U.S. primary specialty lines • Crop insurance exhibits attractive industry fundamentals • The addition of a primary crop insurance business has compelling strategic benefits • Unique opportunity to enter into long-term partnership with ADM • Significant opportunity for growth and margin improvement

Investor Presentation Appendix Validus Holdings, Ltd. First Quarter 2017

Gross premiums written of $2,648.7 million (Increases of 53.5% at AlphaCat and 16.1% at Western World) 9.7% ROAE and 8.7% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 84.2% combined ratio (71.6% at Validus Re, 95.9% at Talbot and 107.6% at Western World) Net income available to Validus common shareholders of $359.4 million and diluted EPS of $4.36 Book value per diluted share of $44.97 9.5% growth (including dividends) in 2016 Full Year 2016 Financial Results Net operating income available to Validus common shareholders of $320.9 million and diluted operating EPS of $3.90 42

Selected Market Information at March 31, 2017 Exchange/Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $56.39 79,137,590 $4.46 billion $1.52 per share (2.70%) 1) Validus increased its quarterly common share dividend to $0.38 from $0.35 on February 9, 2017. 43

Talbot Composite Rate Index – The Benefits of Cycle Management 1) Rate index reflects the whole account rate change, as adjusted for changes in exposure, inflation, attachment point and terms and conditions. 2) All data points are as of December 31, except for 2017 which is as of March 31. 100% 126% 187% 208% 206% 204% 218% 207% 197% 209% 209% 215% 221% 220% 211% 198% 187% 177% 75% 100% 125% 150% 175% 200% 225% 250% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 44

Abbreviated Balance Sheets

(Expressed in thousands of U.S. Dollars)

	March 31, 2017	December 31, 2016	December 31, 2015
Assets			
Fixed maturities	$ 5,365,216	$ 5,543,030	$ 5,510,331
Short-term investments	2,785,226	2,796,170	1,941,635
Other investments	443,004	405,712	336,856
Investment in investment affiliates, equity method	94,697	100,431	87,673
Cash and cash equivalents	623,937	419,976	723,109
Restricted cash	92,547	70,956	73,270
Total investments and cash	**9,404,627**	**9,336,275**	**8,672,874**
Goodwill and Intangible assets	310,934	312,350	318,016
Other assets	2,421,560	1,701,130	1,612,595
Total assets	**$ 12,137,121**	**$ 11,349,755**	**$ 10,515,812**
Liabilities			
Reserve for losses and loss expenses	$ 3,052,745	$ 2,995,195	$ 2,996,567
Unearned premiums	1,612,474	1,076,049	966,210
Other liabilities	342,409	685,452	789,362
Notes payable to AlphaCat investors	446,576	278,202	75,493
Senior notes payable	245,412	245,362	245,161
Debentures payable	537,402	537,226	537,668
Total liabilities	**$ 6,237,018**	**$ 5,817,486**	**$ 5,610,461**
Redeemable noncontrolling interests	$ 1,657,630	$ 1,528,001	$ 1,111,714
Shareholders' equity			
Capital	$ 971,742	$ 961,655	$ 1,004,919
Retained earnings	2,940,134	2,876,636	2,634,056
Total shareholders' equity available to Validus	**3,911,876**	**3,838,291**	**3,638,975**
Noncontrolling interests	**330,597**	**165,977**	**154,662**
Total shareholders' equity	**4,242,473**	**4,004,268**	**3,793,637**
Total liabilities, noncontrolling interests and shareholders' equity	**$ 12,137,121**	**$ 11,349,755**	**$ 10,515,812**

VALIDUS

1) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto.
2) Capital as at March 31, 2017 and December 31, 2016 includes $150.0 million of 5.875% Non-Cumulative Preferred Shares, Series A.

45

Net Operating Income Available to Validus Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus Common Shareholders, Net Operating Income per diluted share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity

(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended		Years Ended	
	March 31, 2017	March 31, 2016	December 31, 2016	December 31, 2015
Net income available to Validus common shareholders	$ 94,561	$ 166,810	$ 359,384	$ 374,893
Non-GAAP Adjustments:				
Net realized losses (gains) on investments	1,164	584	(15,757)	(2,298)
Change in net unrealized (gains) losses on investments	(13,348)	(47,444)	(16,871)	32,395
(Income) loss from investment affiliates	(5,188)	4,113	2,083	(4,281)
Foreign exchange (gains) losses	(1,569)	(6,245)	(10,864)	8,731
Other (income) loss	(94)	(677)	766	1,002
Net income (loss) attributable to noncontrolling interests	728	237	457	(693)
Tax expense (1)	580	4,127	1,687	384
Net operating income available to Validus common shareholders (2)	$ 76,834	$ 121,505	$ 320,885	$ 410,133
Earnings per diluted share available to Validus common shareholders	$ 1.17	$ 1.98	$ 4.36	$ 4.34
Non-GAAP Adjustments:				
Net realized (gains) losses on investments	0.01	-	(0.19)	(0.02)
Change in net unrealized losses (gains) on investments	(0.17)	(0.56)	(0.20)	0.38
(Income) loss from investment affiliates	(0.06)	0.05	0.03	(0.05)
Foreign exchange (gains) losses	(0.02)	(0.07)	(0.14)	0.10
Other (income) loss	-	(0.01)	0.01	0.01
Net income (loss) attributable to noncontrolling interests	0.01	-	0.01	(0.01)
Tax expense (1)	0.01	0.05	0.02	-
Net operating income per diluted share available to Validus common shareholders (2)	$ 0.95	$ 1.44	$ 3.90	$ 4.75
Average shareholders' equity available to Validus common shareholders (3)	$ 3,725,084	$ 3,681,701	$ 3,697,114	$ 3,641,920
Annualized return on average equity	10.2%	18.1%	9.7%	10.3%
Annualized net operating return on average equity (2)	8.3%	13.2%	8.7%	11.3%

1) Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates to. The tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize tax losses carried forward.
2) Non-GAAP financial measure.
3) Average shareholders' equity for the three months ended is the average of the beginning and ending quarter end shareholders' equity balances, excluding the liquidation value of the preferred shares of $150,000. Average shareholders' equity for the year ended is the average of the beginning, ending and intervening quarter end shareholders' equity balances, excluding the liquidation value of the preferred shares of $150,000.

VALIDUS

46

1) Per share amounts are calculated by dividing the equity amount by the common shares. 2) The equity amount used in the calculation of book value per common share represents total shareholders' equity available to Validus excluding the liquidation value of the preferred shares of $150 million. 3) Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. 4) At March 31, 2017, the weighted average exercise price for those stock options that had an exercise price lower than book value per share was $23.48 (December 31, 2016: $23.48). 5) Non-GAAP financial measure. Diluted Book Value Per Share Reconciliation 47 (Expressed in thousands of U.S. Dollars, except share and per share information) March 31, 2017 Equity amount Shares Per Share Amount (1) Book value per common share (2) $ 3,761,876 79,137,590 $ 47.54 Non-GAAP Adjustments: Assumed exercise of outstanding stock options (3) (4) 614 26,136 Unvested restricted shares - 2,837,888 Book value per diluted common share (5) 3,762,490 82,001,614 $ 45.88 Goodwill $ (196,758) - Intangible assets (114,176) - Tangible book value per diluted common share (5) 3,451,556 82,001,614 $ 42.09 Book value per diluted common share (5) $ 45.88 Accumulated dividends $ 11.94 Book value per diluted common share plus accumulated dividends (5) $ 57.82

Non-GAAP Financial Measures In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures. The Company believes that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. In addition to presenting book value per common share determined in accordance with U.S. GAAP, the Company believes that the following non-GAAP book value financial measures are key financial indicators for evaluating performance and measuring overall growth: book value per diluted common share, book value per diluted common share plus accumulated dividends and tangible book value per diluted common share. A reconciliation of book value per common share, a GAAP financial measure, to the non-GAAP book value financial measures can be found on page 47. In addition to presenting net income available to Validus common shareholders determined in accordance with U.S. GAAP, the Company believes that showing net operating income available to Validus common shareholders, a non-GAAP financial measure, provides investors with a valuable measure of profitability and enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results in a manner similar to how management analyzes the Company’s underlying business performance. Net operating income available to Validus common shareholders, a non-GAAP financial measure, is calculated by the addition or subtraction of certain Consolidated Statement of Income line items from net income available to Validus common shareholders, the most directly comparable GAAP financial measure, and measures the performance of the Company’s operations without the influence of gains or losses on investments and foreign currencies and other items as noted in the reconciliation below. The Company excludes these items from its calculation of net operating income available to Validus common shareholders because the amount of these gains and losses is heavily influenced by, and fluctuates in part, according to availability of investment market opportunities and other factors. The Company believes these amounts are largely independent of its core underwriting activities and including them distorts the analysis of trends in its operations. The Company believes the reporting of net operating income available to Validus common shareholders enhances the understanding of results by highlighting the underlying profitability of the Company’s core (re)insurance operations. This profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing, as well as loss frequency and severity. Over time it is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. A reconciliation of net income available to Validus common shareholders to net operating income available to Validus common shareholders, can be found on page 46. Notes on Non-GAAP and Other Financial and Exposure Measures 48

Net Loss Estimates Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance that such third party models are free of defects in the modeling logic or in the software code. Commencing in January 2012, the Company incorporated RMS version 11 as part of its vendor models. The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyds' syndicates, including the Company's Talbot Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2012 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The-Market/Tools-and-Resources/Research/Exposure-Management/Realistic-Disaster-Scenarios The Consolidated Net Premiums Earned used in the calculation represents the latest 12 months of net premiums earned up to March 31, 2017. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth herein speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of prescribed calculations and do not necessarily reflect all events that may impact the Company. Notes on Non-GAAP and Other Financial and Exposure Measures – Continued 49

Street Address: 29 Richmond Road Pembroke, Bermuda HM 08 Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, Bermuda HM 11 Telephone: +1-441-278-9000 Email: investor.relations@validusholdings.com For more information on our company, products and management team please visit our website at: www.validusholdings.com